                                                                EXHIBIT h(13)(e)

                                 AMENDMENT NO. 4
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated December 18, 1996, as amended, by and among AIM Variable Insurance Funds, a Delaware trust, A I M Distributors, Inc., a Delaware corporation, and Merrill Lynch Life Insurance Company, an Arkansas life insurance company, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

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   FUNDS AVAILABLE UNDER THE                         SEPARATE ACCOUNTS                    CONTRACTS FUNDED BY THE
            CONTRACTS                               UTILIZING THE FUNDS                      SEPARATE ACCOUNTS
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AIM V.I. Capital Appreciation Fund          Merrill Lynch Life Variable Annuity      Merrill Lynch Retirement Plus
AIM V.I. International Equity Fund          Separate Account A                       Merrill Lynch Investor Life
AIM V.I. Value Fund                                                                  Merrill Lynch Investor Life Plus
                                            Merrill Lynch Variable Life Separate     Merrill Lynch Estate Investor I
                                            Account                                  Merrill Lynch Estate Investor II
                                                                                     Prime Plans I, II, III, IV, V, VI, 7
                                            Merrill Lynch Life Variable Life         Prime Plan Investor
                                            Separate Account II                      Directed Life, Directed Life 2
                                                                                     Merrill Lynch Retirement Power
                                                                                     Merrill Lynch Legacy Power
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     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective as of Date:  May 1, 2001

                                                              AIM VARIABLE INSURANCE FUNDS


Attest: /s/ NANCY L. MARTIN                                   By: /s/ CAROL F. RELIHAN
        ------------------------------                            -------------------------------------
            Assistant Secretary                                           Senior Vice President
(SEAL)


                                                              A I M DISTRIBUTORS, INC.


Attest: /s/ NANCY L. MARTIN                                   By: /s/ MICHAEL J. CERO
        ------------------------------                            -------------------------------------
            Assistant Secretary                                                President
(SEAL)


                                                              MERRILL LYNCH LIFE INSURANCE COMPANY


Attest: /s/  ILLEGIBLE                                        By: /s/  ILLEGIBLE
        ------------------------------                            -------------------------------------
            Assistant Secretary                                              President
(SEAL)